When recorded, return to:

New Jersey Mining Company
P.O. Box 1019
Kellogg, ID 83837

469979

QUITCLAIM AND RELEASE

This Quitclaim and Release, made effective as of November 15, 2012 ("Effective Date"), is from **New Jersey Mining Company**, an Idaho corporation whose address is P.O. Box 1019, Kellogg, ID 83837 ("Grantor"), to **Mine Systems Design, Inc.**, an Idaho corporation whose address is P. O. Box 1019, Kellogg, Idaho 83837 ("Grantee").

RECITALS

The Grantor and Grantee entered into that certain Mining Lease (the "Lease Agreement"), dated effective as of September 12, 2001 a memorandum of which was recorded on September 13, 2001, as Instrument # 400043 of the Official Records of Shoshone County, Idaho, covering certain rights in and to property described in Exhibit A attached hereto and by this reference made a part hereof (the "Properties").

In accordance with Section 16.2 of the Lease Agreement, Grantor delivers to Grantee, and Grantee accepts, Grantor's notice of termination of the Lease Agreement effective as of the Effective Date.

Grantee now accepts delivery of this instrument as contemplated by Section 16.2 of the Lease Agreement.

WITNESSETH:

Pursuant to Section 16.2 of the Lease Agreement, Grantor hereby terminates, and Grantee hereby accepts such termination of the Lease Agreement as of the Effective Date, and the Grantors hereby quitclaim and surrender unto Grantee, and Grantee's successors and assigns, all right, title and interest of the Grantors in and to the Properties.

TO HAVE AND TO HOLD the same unto said Grantee, and Grantee's successors and

assigns, forever.

THIS QUITCLAIM AND RELEASE IS MADE WITHOUT WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY.

As provided in the Lease Agreement, this Quitclaim and Release shall not affect Grantor and Grantee's obligations under the Lease Agreement which accrued prior to the Effective Date and are expressly stated therein to survive termination of the Venture Agreement.

IN WITNESS WHEREOF, the Grantors have caused this Quitclaim and Release to be executed on the date set out above to their respective signatures.

Grantor:

New Jersey Mining Company

DATED this 15th day of November, 2012.

By: Fred W. Brackebusch

Title: President

Grantor:

Mine Systems Design, Inc.

DATED this 15th day of November, 2012.

By: [signature]

Title: VP

STATE OF IDAHO)
)
COUNTY OF SHOSHONE)

On this 15th day of Nov, 2012, personally appeared before me, a Notary Public, Fred Brackebusch, a President of New Jersey Mining Company, personally known or proved to me to be the person whose name is subscribed to the above instrument who acknowledged to me that he executed the above instrument on behalf of New Jersey Mining Company.

Cary A Spoor

Notary Public

My Commission Expires:

May 2017

CARY A. SPOOR
NOTARY PUBLIC
STATE OF IDAHO

STATE OF IDAHO)
)
COUNTY OF SHOSHONE)

On this 15th day of Nov, 2012, personally appeared before me, a Notary Public, Grant Brackebusch, a Vice Pres of Mine Systems Design, Inc., personally known or proved to me to be the person whose name is subscribed to the above instrument who acknowledged to me that he executed the above instrument on behalf of Mine Systems Design, Inc.

Cary A Spoor

Notary Public

My Commission Expires:

May 2017

CARY A. SPOOR
NOTARY PUBLIC
STATE OF IDAHO

Exhibit A

"Properties"

Description of the Leased Premises covered by Mining Lease between Mine Systems Design, Inc. (Lessor), and New Jersey Mining Company (Lessee), dated September 12, 2001, covering real property located in Shoshone County, Idaho, to wit:

a. Mineral rights only to the SW 1/4 of the SW 1/4, SE 1/4 of the SW 1/4 and the SW 1/4 of the SE 1/4 of Section 3, Township 48 N, Range 3 E, BM; except for excluded portions according to the Instrument 397744 dated 20 March 2001. The parcel is about 67 acres and is known as Miner's Slough.

b. Mineral rights only to that parcel transferred to Mine Systems Design, Inc. by Shoshone County by Instrument No. 399410 on 31 July 2001, located in the SE 1/4 of the SE 1/4 of section 4, Township 48 N, Range 3 E, BM, and formerly owned by Teddy Mining Company, consisting of about 1.3 acres.

469979

Instrument # 469979
WALLACE, SHOSHONE COUNTY, IDAHO
11-15-2012 10:31:00 No. of Pages: 4
Recorded for : NEW JERSEY MINING CO.
PEGGY DELANGE-WHITE Fee: 19.00
Ex-Officio Recorder Deputy
Index to: QUITCLAIM DEED - RELEASE

2012 NOV 15 AM 10 31

NEW JERSEY MINING CO.
PO BOX 1019
KELLOGG, ID 83837

When recorded, return to:

New Jersey Mining Company
P.O. Box 1019
Kellogg, ID 83837

469980

QUITCLAIM AND RELEASE

This Quitclaim and Release, made effective as of November 15, 2012 ("Effective Date"), is from **Mine Systems Design, Inc.**, an Idaho corporation whose address is P.O. Box 1019, Kellogg, ID 83837 ("Grantor"), to **New Jersey Mining Company**, an Idaho corporation whose address is P. O. Box 1019, Kellogg, Idaho 83837 ("Grantee").

RECITALS

The Grantor and the predecessor to Grantee, William Zanetti, entered into that certain Mining Lease (the "Lease Agreement"), dated effective as of September 15, 1993 a memorandum of which was recorded on September 16, 1993, as Instrument # 358738 of the Official Records of Shoshone County, Idaho, covering certain rights in and to property described in Exhibit A attached hereto and by this reference made a part hereof (the "Properties").

In accordance with Section 21.2 of the Lease Agreement, Grantor delivers to Grantee, and Grantee accepts, Grantor's notice of termination of the Lease Agreement effective as of the Effective Date.

Grantee now accepts delivery of this instrument as contemplated by Section 21.2 of the Lease Agreement.

WITNESSETH:

Pursuant to Section 21.2 of the Lease Agreement, Grantor hereby terminates, and Grantee hereby accepts such termination of the Lease Agreement as of the Effective Date, and the Grantors hereby quitclaim and surrender unto Grantee, and Grantee's successors and assigns, all right, title and interest of the Grantors in and to the Properties.

4669980

TO HAVE AND TO HOLD the same unto said Grantee, and Grantee's successors and assigns, forever.

THIS QUITCLAIM AND RELEASE IS MADE WITHOUT WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY.

As provided in the Lease Agreement, this Quitclaim and Release shall not affect Grantor and Grantee's obligations under the Lease Agreement which accrued prior to the Effective Date and are expressly stated therein to survive termination of the Venture Agreement.

IN WITNESS WHEREOF, the Grantors have caused this Quitclaim and Release to be executed on the date set out above to their respective signatures.

Grantor:

Mine Systems Design, Inc.

DATED this 15th day of November, 2012.

By: Fred W. Brackebusch

Title: President

Grantor:

New Jersey Mining Company

DATED this 15th day of November, 2012.

By: Grant A. Brackebusch

Title: VP

4669980

STATE OF IDAHO)
)
COUNTY OF SHOSHONE)

On this 15th day of Nov, 2012, personally appeared before me, a Notary Public, Fred Brackebusch, a President of New Jersey Mining Company, personally known or proved to me to be the person whose name is subscribed to the above instrument who acknowledged to me that he executed the above instrument on behalf of New Jersey Mining Company.

Cary A. Spoor

Notary Public

My Commission Expires:

May 2017

CARY A. SPOOR
NOTARY PUBLIC
STATE OF IDAHO

STATE OF IDAHO)
)
COUNTY OF SHOSHONE)

On this 15th day of Nov, 2012, personally appeared before me, a Notary Public, Grant Brackebusch, a VP of Mine Systems Design, Inc., personally known or proved to me to be the person whose name is subscribed to the above instrument who acknowledged to me that he executed the above instrument on behalf of Mine Systems Design, Inc.

Cary A. Spoor

Notary Public

My Commission Expires:

May 2017

CARY A. SPOOR
NOTARY PUBLIC
STATE OF IDAHO

Exhibit A

"Properties"

Description of the Leased Premises covered by Mining Lease between Mine Systems Design, Inc. (Lessor), and William Zanetti and successor New Jersey Mining Company (Lessee), dated September 15, 1993, covering real property located in Shoshone County, Idaho, to wit:

a. Fee land lying south of Interstate 90 right-of-way in the SE ¼ Section 4, Township 48 N, Range 3 E, known as the Grenfell Estate, containing approximately 60 acres.

469980

Instrument # 469980
WALLACE,SHOSHONE COUNTY, IDAHO
11-15-2012 10:31:00 No. of Pages: 4
Recorded for : NEW JERSEY MINING CO.
PEGGY DELANGE-WHITE Fee: 19.00
Ex-Officio Recorder Deputy
Index to: QUITCLAIM DEED - RELEASE

2012 NOV 15 AM 10 31

NEW JERSEY MINING CO.
PO BOX 1019
KELLOGG, ID 83837

MINING LEASE

MINER'S SLOUGH AND TEDDY PARCEL

THIS MINING LEASE, dated as of 12 September, 2001, is between MINE SYSTEMS DESIGN, INC. ("Lessor"), and NEW JERSEY MINING COMPANY ("Lessee").

RECITALS

A. Lessor owns certain real property, called Miner's Slough and The Teddy Parcel, more particularly described in Exhibit A attached hereto and made a part hereof.

B. For the purpose of this Lease, the real property described in Exhibit A, including only the mineral rights thereof, all mines, ores, metals, mineral rights and minerals thereon and thereunder, all veins, lodes, extralateral rights and mineral deposits now owned or hereafter acquired by Lessor extending from or onto or contained in said claims, properties and land; , thereon or thereunder, are herein called the "Leased Premises."

C. Lessor and Lessee desire to enter into a mining lease covering the Leased Premises.

AGREEMENT

IN CONSIDERATION of the sum of $10.00 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and the promises and covenants contained herein, the parties agree as follows:

1. GRANT. Lessor hereby grants, demises, leases and lets exclusively unto Lessee, its successors or assigns, the Leased Premises, for the purpose of exploring for, developing, mining (by

any method including but not limited to in situ leaching, open pit and strip mining), treating, extracting, milling, storing, shipping, removing and marketing therefrom all minerals, both metallic and nonmetallic, of every nature and kind, both known and unknown, excepting only oil, gas and other liquid or gaseous hydrocarbons (herein called "Leased Substances").

2. TERM. This Lease is granted for a term ending fifteen (15) years from the date hereof and as long thereafter as Leased Substances are mined, processed or marketed from the Leased Premises on a continuous basis or unless sooner terminated under any of the provisions herein. For this purpose mining, processing or marketing operations shall be deemed continuous so long as all of said operations continue for a minimum of 24 months out of any 60-month period.

3. NET SMELTER RETURN ROYALTY [NSR]. Lessor hereby reserves and Lessee shall pay as a production royalty 3% of the Net Smelter Return of all ores or concentrates of Leased Substances mined and shipped from the Leased Premises (the "NSR Royalty"), excepting that the NSR Royalty shall not exceed 10% of the Net Proceeds, and except that the NSR Royalty shall not be less than 1%.

As used herein, "Net Smelter Return" means the amount paid by any smelter or other ore purchaser for ores or concentrates sold less actual costs of transportation and other costs in the course of handling, assumed by or charged to Lessee (including freight, insurance and tax) in making shipments from the Leased Premises or Lessee's mill to the smelter or other purchaser, less all charges for refining, sampling, assaying, and penalties, less all royalties or overriding royalties burdening the Leased Premises that exist on the date of this Lease or are created by Lessor after the date hereof, and less gross production, severance, general property and other taxes attributable to production from the Leased Premises.

Net Proceeds shall be defined the same as defined in the law, as existing on the date of this agreement, for County Mine Net Profits Tax less any Mine Net Profits Tax.

The NSR Royalty shall be accounted for and paid monthly to Lessor within 30 days after the end of each calendar month within which the Leased Substances are sold. All payments shall be accompanied by a statement explaining the manner in which payment was calculated. No royalty shall be due or payable on any Leased Substances stockpiled on the Leased Premises until the sale or disposition thereof. Within 90 days after receiving the above-described statement of account, Lessor shall give notice of any objections to the statement, for any reason, touching upon its accuracy or inaccuracy, by mailing such objections to Lessee as provided in Section 24 below; and in default thereof, any inaccuracies in such statement shall be deemed waived by Lessor.

4. TITLE TO LEASED PREMISES. This Lease is executed and delivered expressly without warranty of any nature whatsoever on the part of Lessor, either expressed or implied, not even to the return of the consideration paid herefor. If Lessor owns less interest than the entire fee mineral estate, the NSR Royalty to be paid Lessor may be reduced proportionately.

5. INSPECTION OF PROPERTY. Lessor, or its authorized agents or representatives, shall have the right to enter in or upon the Leased Premises during the regular business hours of Lessee for the purpose of inspection, but shall enter at their own risk and shall not unreasonably interfere with Lessee's operations.

6. INSPECTION OF ACCOUNTS AND RECORDS. Lessee shall keep accurate, clear and legible books of accounts and records pertaining to its operations hereunder, and Lessor shall have the right, either personally or through its representatives, and at its expense, to examine and inspect the books and records of Lessee

pertaining to the exploration, mining, milling and shipping operations of Lessee on the Leased Premises. Any information acquired by Lessor or its representatives from any such inspection shall be treated as confidential.

7. TECHNICAL DATA. Lessee shall furnish Lessor, on an annual basis, with copies of all technical data pertaining to its operations hereunder, including but not limited to all geological, geophysical, geochemical, mapping, drilling, sampling, assay, and other data or information pertaining to Lessee's operations hereunder. Such data shall be treated as confidential. Notwithstanding the foregoing, Lessee shall not be obligated to disclose to Lessor any interpretive data or information.

8. CONTROL OF MINING. Lessor's sole right with respect to its NSR Royalty shall be to receive the NSR Royalty for Leased Substances, if any, from the Leased Premises. Lessee shall have full discretion in the exploration, development and operation of the Leased Premises and shall in no event be obliged to explore for, develop, drill, mine, mill or concentrate Leased Substances.

9. LESSER INTEREST. If Lessor owns less than the entire undivided interest in the Leased Substances, or in any tract included in the Leased Premises, then the NSR Royalty shall be due Lessor only in the proportion that its interest bears to the whole undivided fee interest. Any interest in the Leased Premises and/or Leased Substances hereafter acquired by Lessor shall be automatically subject to this Lease. If any such acquisition changes Lessor's interest in the Leased Premises or Leased Substances, an appropriate adjustment will be made after Lessee receives written notice thereof from Lessor.

10. INDEMNITY. Lessee shall assume all liability in connection with its operations on the Leased Premises and shall

hold Lessor harmless from any and all liability which may arise out of Lessee's development and operation of the Leased Premises. Lessee shall use its best efforts to ensure that the work performed by Lessee hereunder shall be in compliance with applicable environmental, safety and health requirements of federal, state and local governments. Upon the termination of this Lease, Lessee shall return the Leased Premises to Lessor free and clear of liens for labor done or work performed upon the Leased Premises or materials furnished to it for the exploration, development or operation thereof under the Lease, but Lessee shall have the right to dispute or contest the validity of such liens. Lessee's liability under this Section shall terminate upon termination of this Lease except for obligations incurred before the date of termination.

11. CROSS-MINING; OPERATIONS ON OTHER LANDS. Lessee shall have the right to use any roads, tunnels, shafts, pits, inclines and workings upon the Leased Premises for the purpose of transporting Leased Substances, water, slurries and waste materials from adjoining or nearby properties. For the purpose of enabling Lessee to conduct, to Lessee's best advantage and with greater economy and convenience, the mining, removal, handling and disposition of Leased Substances from the Leased Premises, and minerals from other lands in which Lessee or affiliated parties may be conducting mining operations, the operations of Lessee and the operations on such other lands may be conducted upon the Leased Premises and upon such other lands as a single mining operation, to the same extent as if all such properties constituted a single tract of land. Leased Substances from the Leased Premises may be commingled with ores and minerals from such other lands, provided that nothing herein shall relieve Lessee from its obligation for payment of the NSR Royalty. In the event of and prior to such commingling, Lessee shall weigh, sample and assay the Leased Substances mined from the Leased Premises before they are commingled so as to allow allocation of the resulting concentrate

to the respective properties from which derived. All such weighing, sampling, assaying and allocation shall be performed in accordance with good mining practices prevailing at the time. Lessee shall have the right to use so much of the subsurface of the Leased Premises as is required for ingress and egress, conducting exploration and mining operations, stockpiling of Leased Substances and disposing of wastes both on the Leased Premises and on lands upon which Lessee or affiliated parties may be conducting mining operations; Lessee shall also have the right to use so much of such subsurface of the Leased Premises as may be required for utility lines, roads, drillsites, or facilities required in its exploration, development mining and milling activities. Lessee shall have the right to use, develop and store water on the Leased Premises for use in its development, mining and milling activities. Further, Lessee may use the Leased Premises for the mining, removal, treatment and transportation of minerals and materials from adjoining or nearby property, or for any mining or milling purpose connected therewith. Mining operations on adjacent properties shall be deemed mining operations on the Leased Premises for the purposes of Section 2 hereof.

11. TREATMENT; TAILINGS. Lessee shall have the right, but shall not be required, to beneficiate, concentrate, smelt, refine, leach and otherwise treat, in any manner, either wholly or in part at a plant or plants on the Leased Premises or on other lands, any Leased Substances or other materials mined or produced from the Leased Premises and from other lands. Such treatment shall be conducted in a careful and workmanlike manner. The tailings, mine backfill and residue from such treatment shall be deemed waste and may be deposited on the Leased Premises or on other lands. Lessor shall have no right, title or interest in any such tailings or residue remaining on the Leased Premises for a period of one year after the date on which this Lease has expired, or has been terminated by Lessee as to all of the Leased Premises. Any tailings, mine backfill or residue remaining after said date shall

be deemed abandoned by Lessee and thereupon shall become the property of Lessor.

13. FORCE MAJEURE. Lessee shall not be liable or in default under any provisions of this Lease for failure to perform any of its obligations hereunder during periods in which performance is prevented by any cause reasonably beyond Lessee's control, which causes hereinafter are called "force majeure." For the purposes of this Lease, the term "force majeure" shall include, but not be limited to, fires, floods, windstorms and other damage from the elements; strikes, war, insurrection, mob violence and riots; unavailability of materials, labor and transportation; lack of a reasonable market for Leased Substances mined from the Leased Premises; unavailability of smelting or refining facilities; interference, action, legislation or regulation by governmental or military authority, including a requirement by such authority that an environmental impact statement, plan of operation or similar statement or document be prepared or approved; litigation; and acts of God or acts of the public enemy. The duration of this Lease and of the time for completion of performance by Lessee of its rights and obligations hereunder shall be extended for a period equal to the period of disability as a result of the event of force majeure, provided Lessee gives Lessor written notice of the existence of the event of force majeure. All periods of force majeure shall be deemed to begin at the time Lessee stops performance hereunder by reason of force majeure. Notwithstanding the foregoing, the parties understand that an event of force majeure shall not excuse any obligation to make a payment of money required by this Lease.

14. FIRST RIGHT OF REFUSAL. If, at any time during the term of this Lease, Lessor shall, in response to a bona fide offer to purchase all or part of its interest in the Leased Premises from a third party, desire to sell or otherwise dispose of such interest, it shall notify Lessee in writing of the party to whom it desires

to sell such interest and the price at which and the terms upon which it desires to sell the same, and Lessee shall, within 30 days of receipt of the notice, notify Lessor in writing whether it wishes to purchase such interest at the price and on the terms set forth in the notice. If Lessee elects to purchase such interest, Lessor shall be bound to convey, assign, or otherwise transfer such interest to Lessee promptly thereafter at such price and on such terms. If Lessee elects not to purchase such interest or fails to give notice of its intention within the 30-day period, Lessor shall be free to convey, assign, or otherwise transfer such interest to the third party at a price not less than stated in the notice or on more favorable terms than those stated in the notice. Any conveyance by Lessor to a third party shall be subject to the terms of this Lease. If Lessor shall not have so disposed of such interest to said third party within 90 days after receipt of notice that Lessee elects not to exercise its right of first refusal or after expiration of that party's 30-day period within which to give notice, the provisions of this Section shall again apply to the disposition by Lessor of any such interest.

15. ASSIGNMENT. Subject to the provisions of Section 14 above, the rights of either party hereunder may be assigned in whole or in part and the provisions hereof shall extend to their successors and assigns, but no change or division in ownership of the Leased Premises or NSR Royalty, however accomplished, shall operate to enlarge the obligations or diminish the rights of either party under this Lease and neither Lessee nor its successors or assigns shall ever be required to make payments or to render reports or notices to more than one party. In the event Lessor's interest in the Leased Premises is now or hereafter owned by more than one party, Lessee may withhold further payments until all such owners have designated a single party to act for all of them hereunder in all respects, including but not limited to the giving and receiving of all notices and the receipt of all payments and reports. No such change or division in the ownership of the Leased

Premises or NSR Royalty shall be binding upon Lessee for any purpose until such person acquiring any interest has further furnished Lessee with the instrument or instruments, or certified copies thereof, constituting his claim of title from the original Lessor. Lessee shall have the right to subcontract with others for the performance of exploration, development and mining work hereunder, subject to all of the terms of this Lease, but no such subcontract shall relieve Lessee of its obligations to Lessor hereunder.

16. TERMINATION OF LEASE.

16.1 By Lessor. If Lessee fails to keep and perform all of the terms and conditions of this Lease on its part to be kept and performed, then Lessor may notify Lessee of the default in writing specifying the default. If within ten days after Lessee's receipt of such notice, in case of default arising through failure to account for royalties, or to make the monthly or annual payments herein mentioned, and within 30 days in the case of any other default, Lessee shall make such royalty or other payments, or commence and diligently thereafter proceed to correct such other default, this Lease shall continue in good standing. However, upon failure of Lessee to make such royalty or other payment within ten days or to commence within 30 days to cure any other default and diligently thereafter proceed to correct the same, Lessor may then, by written notice or demand, forthwith terminate this Lease and fully repossess itself of the Leased Premises, and without prejudice to any other rights which might otherwise accrue to Lessor for the violation of the terms hereof. After such default and termination of this Lease, Lessee shall have no further rights in or right to the possession of the Leased Premises or any part thereof, except for the purpose of accomplishing the removal of its machinery and equipment as set forth below in Section 17.

16.2 By Lessee. Lessee may terminate this Lease in whole or in part at any time and from time to time upon written notice delivered to Lessor which termination shall take effect upon any future date set forth in the notice, or, if no date is specified, upon the date of delivery of the notice with respect to that part of the Leased Premises specified in the notice. Upon such termination, all right, title and interest of Lessee under this Lease as to that portion of the Leased Premises specified in the notice shall terminate, and Lessee shall not be required to make any further payments, or to perform any further obligations hereunder as to said portion of the Leased Premises, except payments or obligations which then have accrued under the express provisions of this Lease and which have not been paid or performed.

17. REMOVAL OF EQUIPMENT. Lessee shall have the right, at any time within one year after the termination or expiration of this Lease, to remove all property, fixtures, structures, machinery or equipment erected or placed by Lessee on or in the Leased Premises. Lessor shall have the right to require Lessee to remove any or all such property, fixtures, structures, machinery or equipment within one year after the termination or expiration hereof.

18. RECORDING OF SHORT-FORM NOTICE. The parties hereby agree to execute a short-form counterpart of this Lease contemporaneous herewith for the sole purpose of recordation in the real property records sufficient to give record notice, pursuant to the laws of the state where the Leased Premises are located of the existence of this Lease. This Lease shall not be recorded without the written consent of Lessee.

19. NOTICES. Any notice required or permitted to be given hereunder shall be in writing and shall be delivered in person or

sent by registered or certified mail, return receipt requested. Notices so mailed shall be deemed effective on the third business day after mailing. Until change of address is communicated, all notices shall be addressed to:

Lessor: Mine Systems Design, Inc.
Box 1019
Kellogg, Idaho 83873

Lessee: New Jersey Mining Company
P. O. Box 1019
Kellogg, Idaho 83837

20. GENERAL.

20.1 Modification. The parties hereto by mutual written agreement may, at any time and from time to time, amend this Lease and any of the terms hereof.

20.2 Further Documents. The parties hereto further agree to execute all such further documents and do all such further things as may be necessary to give full effect to these presents.

20.3 Entire Agreement. This is the entire agreement between the parties and no modification shall be effective unless in writing and executed by the parties hereto.

20.4 Law. The terms and provisions of this Lease shall be interpreted in accordance with the laws of the state where the Leased Premises are located.

IN WITNESS WHEREOF, this instrument is executed as of the date above written.

LESSOR:	LESSEE:
MINE SYSTEMS DESIGN, INC.	NEW JERSEY MINING COMPANY
By: Fred W. Brackebusch	By: Grant A. Brackebusch
Title: President	Title: Vice President

STATE OF IDAHO)
) ss.
COUNTY OF SHOSHONE)

On this *12th* day of *September*, 2001, before me, the undersigned, a Notary Public in and for the State of Idaho, personally appeared *Fred W. Brackebusch*, known to me and to me known to be the *President* of NEW JERSEY MINING COMPANY, a corporation whose name is subscribed to the foregoing instrument and acknowledged to me that said officer executed the same.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my notarial seal the day in this certificate first above written.

LINDA L. WOMBOLT
NOTARY PUBLIC
STATE OF IDAHO

Linda L. Wombolt
Notary Public for the State of Idaho
Residing at *Wardner*
My commission expires: *11/05/06*

STATE OF IDAHO)
) ss.
COUNTY OF SHOSHONE)

On this *12th* day of *September*, 2001, before me, the undersigned, a Notary Public in and for the State of Idaho, personally appeared *Grant A. Brackebusch*, known to me and to me known to be the *Vice President* of MINE SYSTEMS DESIGN, INC., a corporation whose name is subscribed to the foregoing instrument and acknowledged to me that said individual executed the same.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my notarial seal the day in this certificate first above written.

Linda L. Wombolt
Notary Public for the State of Idaho
Residing at *Wardner*
My commission expires: *11/05/06*

LINDA L. WOMBOLT
NOTARY PUBLIC
STATE OF IDAHO

EXHIBIT A

TO MINING LEASE

Description of the Leased Premises covered by Mining Lease between Mine Systems Design, Inc. (Lessor), and New Jersey Mining Company (Lessee), dated ______________, 2001, covering real property located in Shoshone County, Idaho, to wit:

a. Mineral rights only to the SW 1/4 of the SW 1/4, SE 1/4 of the SW 1/4 and the SW 1/4 of the SE 1/4 of Section 3, Township 48 N, Range 3 E, BM; except for excluded portions according to the Instrument 397744 dated 20 March 2001. The parcel is about 67 acres and is known as Miner's Slough.

b. Mineral rights only to that parcel transferred to Mine Systems Design, Inc. by Shoshone County by Instrument No. 399410 on 31 July 2001, located in the SE 1/4 of the SE 1/4 of section 4, Township 48 N, Range 3 E, BM, and formerly owned by Teddy Mining Company, consisting of about 1.3 acres.